EXHIBIT 99.1 Press Release
                            THE QUIZNO'S CORPORATION
                       ANNOUNCES CHANGE IN FISCAL YEAR END


     DENVER, Colo. November 9, 1999 - The Quizno's Corporation (NASDAQ: QUIZ) announced that it changed the date of its fiscal year end, from December 31 to September 30, which will be reflected in the filing of a Form 10-KSB for the nine-month "annual" period ending September 30, 1999.

     The Company said that its new fiscal year end results in efficiencies in regulatory filings and other administrative matters.

     Certain information in this release are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that might adversely affect the Company's operating results in the future in a material way or that could cause actual results to differ materially from those set forth in the forward looking statement. Such risks and uncertainties include, without limitation, the effect of national and regional economic and market conditions in the United States and in other countries in which franchises are sold, costs of labor and employee benefits, costs of marketing and of food and non-food items used in the operation of the restaurants, intensity of competition for locations and franchisees, as well as customers' perception of food safety, legal claims, and the availability of financing for the Company and its franchisees. Many of these risks are beyond the control of the Company. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the report on Form 10-KSB for the year ended December 31, 1998.

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For more information contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, (303) 291-0999